UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

FLASH SPORTS & MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, Suite 920

New York, New York 10036

(Address of principal executive offices, including zip code)

(720) 390-3880

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FLZH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 19, 2026, Flash Sports & Media Holdings, Inc. (the “Company”) received a Staff Determination letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) regarding its actions after it completed its reverse merger on February 17, 2025. On February 24, 2026, Nasdaq Staff determined that the transaction constituted a business combination resulting in a “Change of Control” under Nasdaq Listing Rule 5110(a). In connection with that determination, the Company was required to complete Nasdaq’s initial listing application process prior to consummation of the transaction by removing the 19.9% conversion cap from the Series B Non-Voting Convertible Preferred Stock. On June 12, 2026, the Company’s stockholders approved the removal of the 19.9% conversion cap. On June 23, 2026, the Company announced the conversion of the Series B Convertible Non-Voting Preferred Stock into 53,539,119 shares of the Company’s common stock. Nasdaq Staff’s determination states that the initial listing application process had not been completed prior to the stockholder approval and conversion of the Series B Convertible Non-Voting Preferred Stock, and, on that basis, determined that the Company’s securities are subject to immediate suspension. The Company understands that the Staff Determination concerns the timing and sequencing of the initial listing application process in connection with the transaction and does not reflect any substantive deficiency with the Company or its business.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”), pursuant to the Nasdaq Listing Rule 5800 Series, and further request reinstatement on Nasdaq. Nasdaq stated that trading of the Company’s common stock will be suspended at the opening of business on August 26, 2026.

The Company intends to submit its hearing request no later than 4:00 p.m. Eastern Time on August 26, 2026, consistent with the deadline specified in the Staff Determination. Although there can be no assurance that the Panel will grant the Company’s request for reinstatement, the Company believes in its position and intends to pursue the hearing diligently and constructively.

If the Panel does not grant the Company’s request for continued listing, or if the Company’s securities are otherwise ultimately delisted, the liquidity and market price of the Company’s common stock could be adversely affected. The Company is focused on presenting its position to the Panel and taking all necessary steps to be successful in the hearing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the Company’s intent to request a hearing before the Panel and its efforts to obtain continued listing. Forward-looking statements are subject to risks and uncertainties, including the possibility that the Panel may not grant the Company’s request for continued listing, that the Company’s securities may ultimately be delisted, or that the matter may adversely affect the liquidity or market price of the Company’s common stock. Actual results may differ materially from those expressed or implied by these statements. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLASH SPORTS AND MEDIA HOLDINGS INC.

Date: August 21, 2026	By:	/s/ Bradley J. Nattrass
		Name:	Bradley J. Nattrass
		Title:	Chief Executive Officer

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